Exhibit 10.4

August 3, 2004

Ta-Wei Chien

Separation Date and Consulting Period

Dear Ta-Wei,

Your employment with TiVo Inc. will terminate on August 3, 2004. For the period commencing on the Separation Date (August 3, 2004) and ending one (1) year later (the “ Consulting Period”), you agree to make yourself available to TiVo Inc. during the Consulting Period, on such dates and times as TiVo may request and are reasonably agreeable to you, as a consultant. During the Consulting Period, you agree to provide such consulting services as reasonably requested by TiVo to assist with transition efforts in the areas of manufacturing and licensing based on the scope of your duties during your term of employment with TiVo. During the Consulting Period, your stock options shall remain exercisable and shall terminate immediately upon the completion of the Consulting Period. Your stock options shall cease to vest as of the Separation Date.

/s/ Ta-Wei Chien	8/3/2004
Ta-Wei Chien	Date

/s/ David Courtney	8-3-2004
David Courtney	Date

TiVo Inc. • 2160 Gold Street • P.O. Box 2160

Alviso, CA 95002

Tel 408.519.9100 • Fax 408.519.5330 • www.tivo.com